UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Ingevity Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Ingevity Corporation
SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT
FOR OUR ANNUAL MEETING TO BE HELD ON MAY 3, 2018

This Supplement dated April 11, 2018 amends and supplements the Proxy Statement of Ingevity Corporation (the “Company”) dated March 12, 2018 (the “Proxy Statement”), with the following information.

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement for our 2018 Annual Meeting of Stockholders to be held on April 26, 2018, the Company engaged Innisfree M&A Incorporated, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay Innisfree M&A Incorporated a fee of $20,000, plus costs and expenses, for these services. Other costs of soliciting votes in connection with the Proxy Statement have been, or will be, paid by the Company. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Common Stock held in their names. Proxies may be solicited by mail, personally or by telephone, facsimile or other means of communication by our officers and other employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.